EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the use in this Registration Statement No. 333-169535 on Form S-11 of our report dated May 13, 2011, relating to the consolidated balance sheet of Cole Real Estate Income Trust, Inc. (formerly Cole Advisor Corporate Income REIT, Inc.) and subsidiary appearing in the Prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
/s/ Deloitte & Touche LLP
Phoenix, Arizona
May 13, 2011